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                                                                  EXHIBIT 23.5

MIBRAG 1994, 1995, 1996 FINANCIAL STATEMENTS
SEG 1996 FINANCIAL STATEMENTS
IN ACCORDANCE WITH GERMAN GAAP AND ON THE AUDIT OF THE RESPECTIVE US GAAP RECONCILIATION.

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated October 24, 1997 (MIBRAG) and October 31, 1997 (SEG) relating to the financial statements of MIBRAG mbH for the years ended December 31, 1994, 1995, 1996 and of SEG mbH for the year ended December 31, 1996 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Yours sincerely,

/s/ DELOITTE & TOUCHE GmbH

DELOITTE & TOUCHE GmbH
Wirtschaftsprufungsgesellschaft